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                                                                  EXHIBIT 2.1(b)

                    Amendment No. 2 to Plan of Combination


     This Amendment No. 2 ("Second Amendment") to the Plan of Combination dated as of the 14/th/ day of February, 2000 by and among Canaan Energy Corporation and certain other parties relating to the acquisition by Canaan Energy Corporation of Indian Oil Company and Canaan's affiliated limited partnerships and Canaan Securities (the "Plan") is entered into effective July 24, 2000.

     Defined terms used herein have the same meaning as defined in the Plan.

                                   RECITALS

          WHEREAS, it is desirable to modify the terms of the Plan in order to extend the permissible time for the consummation of the transactions contemplated therein.

          WHEREAS, all terms and conditions of the Plan and Amendment No. 1 to the Plan dated May 5, 2000 remain in full force and effect unless expressly modified by this Second Amendment.

          NOW, THEREFORE, in consideration of the foregoing and the benefits to be derived from the mutual observance of the terms and conditions set forth below, the parties hereto agree that the Plan is amended as follows:

          1.   Section 12.01(c) of the Plan is amended to read as follows:

               (c)  By any party after December 31, 2000.

          2.   Section 10.05 of the Plan is amended to add a new subparagraphs
(e) and (f) which reads as follows:

               (e) Section 1.14(d)(iii) of the Coral/Indian Merger Agreement shall be modified to read as follows:

                    (iii) if the Merger and Effective Time has not occurred on or before December 31, 2000.

          3.   New Section 10.14 is added to the Plan and reads as follows:

               10.14     Treatment of Interim Indian Oil Company Financing. The
                         -------------------------------------------------
Two Million and No/100 Dollar ($2,000,000) additional line of credit between BankOne, Oklahoma, N.A. and Indian pursuant to the promissory note dated July 2000 shall have no effect on the Exchange Values of Indian or any other parties to this Agreement.

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          4.   New Section 10.15 is added to the Plan and reads as follows:

               10.15     Treatment of Interest on Debt after July 31, 2000.  Any
                         -------------------------------------------------
interest on any debt of any of the parties to this Agreement which accrues after July 31, 2000, whether or not paid, shall not reduce the Exchange Values of any party to this Agreement and the Prospectus shall be amended accordingly.


          IN WITNESS WHEREOF this Second Amendment has been duly executed and delivered as of the date first above written by the parties or the authorized representatives of the parties hereto.


Canaan Energy Corporation,
  an Oklahoma corporation, f/k/a Coral
  Reserves Group, Ltd.

By:  /s/ Leo E. Woodard
     ----------------------------------------
Name:  Leo E. Woodard
Title: Chairman and CEO

  Shareholders:

  /w/ Leo E. Woodard
  -------------------------------------------
  Leo E. Woodard (300 shares / 47.5%)

  /s/ John Penton
  -------------------------------------------
  John Penton (300 shares / 47.5%)

  /s/ Michael W. Mewbourn
  -------------------------------------------
  Michael S. Mewbourn (32 shares / 5%)

Coral Reserves, Inc.,
  an Oklahoma corporation

By:/s/ Leo E. Woodard
   ------------------------------------------
Name:  Leo E. Woodard
Title: President

  Shareholders:

  /s/ Leo E. Woodard
  -------------------------------------------
  Leo E. Woodard (500 shares / 47.5%)

  /s/ John Penton
  -------------------------------------------
  John Penton (500 shares / 47.5%)
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  /s/ Michael S. Mewbourn
  -------------------------------------------
  Michael S. Mewbourn (53 shares / 5%)


Coral Reserves Energy Corporation,
  an Oklahoma corporation

By: /s/ Leo E. Woodard
    -----------------------------------------
Name:  Leo E. Woodard
Title: President
       --------------------------------------

  Shareholders:

  /s/ Leo E. Woodard
  -------------------------------------------
  Leo E. Woodard (500 shares / 47.5%)

  /s/ John Penton
  -------------------------------------------
  John Penton (500 shares / 47.5%)

  /s/ Michael S. Mewbourn
  -------------------------------------------
  Michael S. Mewbourn (53 shares / 5%)
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Canaan Securities, Inc.,
  a Delaware corporation

By: /s/ Thomas H. Henson
    -----------------------------------------
Name:  Thomas H. Henson
Title: President

  Shareholder:

  /s/ Thomas H. Henson
  -------------------------------------------
  Thomas H. Henson (500 shares / 100%)
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Coral Reserves Natural Gas Income Fund 1990 Limited Partnership,
  an Oklahoma limited partnership ("1990")
Coral Reserves 1993 Institutional Limited Partnership,
  an Oklahoma limited partnership ("1993-I")
Coral Reserves 1996 Institutional Limited Partnership,
  an Oklahoma limited partnership ("1996-I")

  By:     Coral Reserves, Inc., an Oklahoma corporation
  Title:  General Partner of 1990, 1993-I and 1996-I Limited Partnerships

  By: /s/ Leo E. Woodard
      ---------------------------------------
  Name:  Leo E. Woodard
  Title: President of Coral Reserves, Inc.

Coral Reserves Natural Gas Income Fund 1991 Limited Partnership,
  an Oklahoma limited partnership ("1991")
Coral Reserves Natural Gas Income Fund 1992 Limited Partnership,
  an Oklahoma limited partnership ("1992")
Coral Reserves Natural Gas Income Fund 1993 Limited Partnership,
  an Oklahoma limited partnership ("1993")
Coral Reserves Energy Income Fund 1995 Limited Partnership,
  an Oklahoma limited partnership ("1995)
Coral Reserves Energy Income Fund 1996 Limited Partnership, an Oklahoma limited partnership ("1996")

  By:     Coral Reserves Energy Corporation, an Oklahoma corporation
  Title:  General Partner of 1991, 1992, 1993, 1995 and 1996 Limited
          Partnerships


  By: /s/ Leo E. Woodard
      ---------------------------------------
  Name:    Leo E. Woodard
  Title:   President of Coral Reserves Energy Corporation
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Indian Oil Company

By: /s/ Richard R. Dunning
    ----------------------------------------------
       Richard R. Dunning, Chief Executive Officer

Indco, L.L.C.

By: /s/ Richard R. Dunning
    ----------------------------------------------
       Richard R. Dunning, Manager